UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2014

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

On January 28, 2014, PartnerRe Ltd. (the “Company”) announced that during the January 1, 2014 treaty renewal season it expects to write and bind approximately $2.8 billion of Non-Life treaty premium. On a constant foreign exchange basis, this represents an increase of 3% from the renewable premium base (excluding in process/extensions). This year, the renewal premium includes U.S. agriculture, as it is at a more advanced stage in the renewal process than in previous years.

The Company renews approximately 65% percent of its total annual Non-Life treaty business on January 1 of each year. The remainder is comprised of treaty business that renews at other times during the year. In addition to treaty business, the Company expects to write approximately $440 million of facultative business, which also renews at other times during the year.

The table below outlines PartnerRe’s January 1, 2014 Non-Life treaty renewals.

PartnerRe January 1, 2014 Non-Life Treaty Renewal (amounts are in U.S. $ millions and are on a constant foreign exchange basis)
	North America		Global (Non-U.S.) P&C	Global Specialty	Catastrophe	TOTAL
	Non Agriculture	Agriculture
Renewable Premium Base	$373	$464	$690	$916	$244	$2,687
In Process / Extensions	3	121	2	44	-	170
Renewable Premium Base (excluding In Process / Extensions)	370	343	688	872	244	2,517
Non-Renewed	(44)	(1)	(80)	(45)	(28)	(198)
Renewed	326	342	608	827	216	2,319
Renewal Changes/New Business	115	18	63	97	2	295
Total Estimated Premium	441	360	671	924	218	2,614
In Process / Potential New	3	84	2	53	-	142
Total Potential	$444	$444	$673	$977	$218	$2,756

Growth % of Total Estimated Premium over Renewable Premium Base (excluding In Process / Extensions)	19%	(4)%	(2)%	7%	(11%)	3%

Note: The January 1, 2014 Non-Life treaty renewal premium shown in the above table is not representative of the Company’s gross premium written for the first quarter of 2014 given most of this renewal business is written on a proportional basis with risks attaching to these treaties throughout 2014. The most significant exception to this is the renewal business written in the Catastrophe sub-segment, which is predominantly written on a non-proportional basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, include projections regarding our renewal season, including treaty and facultative business which renew at other times during 2014. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors described under the caption entitled Risk Factors in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. You should specifically consider the numerous risks outlined under Risk Factors.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this Current Report on Form 8-K to conform our prior statements to actual results or revised expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	January 29, 2014	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel